EXHIBIT 11
                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                            PRIMARY COMPUTATION

               Years ended December 31, 1994, 1993 and 1992
              (In thousands, except earnings per share data)


                                             1994       1993       1992
                                           -------    -------    -------
 Income before cumulative effect of a
   change in accounting principle.......  $319,665    $374,575   $357,600
 Cumulative effect of a change in
   accounting principle.................         -       8,738          -
                                          --------    --------   --------
 Net income.............................  $319,665    $383,313   $357,600
                                          ========    ========   ========
 Applicable common and common stock
   equivalent shares:
      Weighted average shares of common
        stock outstanding during the
        period..........................   133,155     135,257    134,305

      Incremental number of shares
        outstanding during the period
        resulting from the assumed
        exercises of stock options and
        warrants........................     6,635       8,354     12,992
                                           -------     -------    -------
 Weighted average shares of common stock
   and common stock equivalents
   outstanding during the period........   139,790     143,611    147,297
                                           =======     =======    =======
 Earnings per common share primary:
   Income before cumulative effect of a
      change in accounting principle....  $   2.29     $  2.61    $  2.43
   Cumulative effect of a change in
      accounting principle..............         -         .06          -
                                           -------     -------    -------
   Net income...........................  $   2.29     $  2.67    $  2.43
                                           =======     =======    =======

                                                                 EXHIBIT 11
                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                         FULLY DILUTED COMPUTATION

               Years ended December 31, 1994, 1993 and 1992
              (In thousands, except earnings per share data)


                                             1994       1993       1992
                                           --------   --------   -------
Income before cumulative effect of
  a change in accounting principle.......  $319,665    $374,575   $357,600
Cumulative effect of a change in
  accounting principle...................         -       8,738          -
                                           --------    --------   --------
Net income...............................  $319,665    $383,313   $357,600
                                           ========    ========   ========
Applicable common and common stock
  equivalent shares:
    Weighted average shares of common
       stock outstanding during the
       period............................   133,155     135,257    134,305

    Incremental number of shares
       outstanding during the period
       resulting from the assumed
       exercises of stock options and
       warrants..........................     7,944       9,065     13,421
                                            -------    --------    -------
Weighted average shares of common stock
  and common stock equivalents
  outstanding during the period..........   141,099     144,322    147,726
                                            =======     =======    =======

  Income before cumulative effect of a
    change in accounting principle.......   $  2.27     $  2.60    $  2.42
  Cumulative effect of a change in
    accounting principle.................         -         .06          -
                                            -------     -------    -------
  Net income.............................   $  2.27     $  2.66    $  2.42
                                            =======     =======    =======